EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of this 7th day of September, 2012 by and among WikiFamilies Inc.., a Nevada corporation (“WFAM”), Clairnet LTD., a corporation organized under the laws of Hong Kong (“Clairnet”), and the undersigned security holders of Clairnet (the “Clairnet Security Holders”) who are listed on Exhibit A hereto. WikiFamilies, Clairnet and each of the Clairnet Security Holders shall be individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, WFAM desires to acquire all of the issued and outstanding securities of Clairnet from the Clairnet Security Holders in exchange for newly issued unregistered shares of common stock of WFAM (the “WFAM Common Stock”);

WHEREAS, Clairnet desires to assist WFAM in acquiring all of the issued and outstanding securities of Clairnet pursuant to the terms of this Agreement;

WHEREAS, all of the Clairnet Security Holders desire to exchange all of the issued and outstanding securities of Clairnet for an aggregate of WFAM Common Stock equivalent to 75.% of the total issued and outstanding shares of WFAM on the closing of the transaction (the “Transaction”);

WHEREAS, WFAM shall cause the creation of a Founders Trust (the “Founders Trust”) to be issued 2,500,000 shares of preferred stock in the capital of WFAM, with such preferred stock to have only voting rights, such rights to constitute 100 votes per share as over WFAM common shares;

WHEREAS, the Board of Directors of WFAM shall implement within six months of the closing, a stock option plan for Directors, officers and staff that is equal to industry standard for like businesses

WHEREAS, Clairnet must complete the audit of its financial statements which have been started and are in draft form (the “Audit”), and until such time as this audit is complete, the Transaction shall be consummated via an exclusive global licensing agreement (the “License Agreement”) which shall provide to WFAM and irrevocable and in perpetuity license (the “License”) to all of the Clairnet technologies (the “Clairnet Technologies”). The Closing Date shall be the date of the execution of the License Agreement for the purposes of this Agreement. The Second Closing Date, as defined herein, shall be subject to completion of the Audit and shall constitute the transfer of all of the Clairnet securities to WFAM with Clairnet then being a wholly owned subsidiary of WFAM;

WHEREAS all the Clairnet equity holders shall irrevocably pledge the ownership of their Clairnet shares to WFAM at the first closing with formal transfer of ownership of those shares being made on the second closing date and

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties hereto agree as follows:

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ARTICLE I

Exchange of Securities

1.1              Issuance of Securities. On the Closing Date and in exchange for such the License WFAM shall sell, issue and deliver to the Clairnet Security Holders an aggregate of WFAM common stock equal to 75% issued and outstanding shares of WFAM common stock at the closing of the Transaction, such WFAM Shares, as defined herein, to be fully paid and non-assessable unregistered shares of WFAM Common Stock (the “WFAM Shares”), allocated as set forth on Schedule A. In addition, the Clairnet Security Holders shall irrevocably pledge 100% of the Clairnet equity. On the Second Closing Date, subject to the terms and conditions of this Agreement, each of the Clairnet Security Holders shall unconditionally, transfer, convey, assign and deliver to WFAM, free and clear of all liens, all of the right, title and interest of each such Clairnet Security Holder in and to the shares of Clairnet common stock (the “Clairnet Shares”) set forth opposite such Clairnet Security Holder’s name on Schedule A, which in the aggregate represent all of the issued and outstanding securities of Clairnet.

ARTICLE II

Representations and Warranties about Clairnet

Subject to the exceptions set forth in the Disclosure Schedule attached hereto (the “Disclosure Schedule”), each of the Clairnet Security Holders jointly and severally hereby represents and warrants to WFAM that:

2.1              Organization. Clairnet is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the countries and states where its business requires qualification.

2.2              Authority. The Board of Directors of Clairnet has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Clairnet has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Clairnet and is enforceable in accordance with its terms and conditions.

2.3              Ability to Carry Out Obligations. The execution and delivery of this Agreement by Clairnet and the performance by Clairnet of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, Material Contract or other agreement or instrument to which Clairnet is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Clairnet, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Clairnet.

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2.4              Capital. The authorized capital stock of Clairnet consists of 10,000,000 authorized shares of common stock, of which 10,000,000 of common stock are outstanding. The Clairnet Shares represent all of the securities of Clairnet (including Stock Equivalents) issued, reserved for issuance or outstanding. All of the outstanding common stock of Clairnet is duly and validly issued, paid to 50% of their value and non-assessable. There are no outstanding Stock Equivalents or other agreements or commitments obligating Clairnet to issue any additional shares of its capital stock of any class and there are no outstanding contractual obligations of Clairnet to repurchase, redeem or otherwise acquire any shares of its capital stock of any class. “Stock Equivalents” shall mean subscriptions, options, warrants, calls, rights, commitments, debentures, instruments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity interests.

2.5              Subsidiaries. Clairnet has three subsidiaries which technologies and securities shall be transferred in whole pursuant to the Closing date, such subsidiaries being 1) Leexoo Corp., (Beijing) Ltd., as to 80% ownership held by Clairnet and 20% ownership held by the Chinese Academy of Science (“CAS”) (the 20% shall be retained by CAS or its nominees; 2) Clairnet Beijing Ltd., with 100% held by Clairnet; and 3) Kanwo (Beijing) Ltd.

2.6              Directors and Officers. The names and titles of the directors and executive officers of Clairnet as of the date of this Agreement are as follows:

Name:	Position:
John Karlsson	CEO and Director
Dan Clayton	President and Director
Vincent Qi	Director

2.7              Financial Statements. All financial information provided to WFAM by Clairnet is complete and correct, and did not contain any material omissions or non-disclosures about Clairnet financial condition.

2.8              Absence of Changes. Since the date of the Seller Financial Statements, there has not been any material change in the financial condition or operations of Clairnet, except as contemplated by this Agreement. As used throughout this Agreement, “material” means: Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a Party. Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a Party; or the loss of employees, customers or suppliers by a Party as a direct or indirect consequence of any announcement relating to this Agreement.

2.9              Liabilities. Clairnet does not have any debt, liability or obligation of any nature (including guarantees or other off balance sheet arrangements), whether accrued, absolute, contingent or otherwise, and whether due or to become due, that individually or in the aggregate exceeds $20,000.

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2.10          Tax Returns. Clairnet has filed all Tax Returns required by law and has paid all Taxes, assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the Seller Financial Statements are adequate for the periods indicated. There are no present disputes as to Taxes of any nature payable by Clairnet. “Taxes” include all governmental, federal, national, state, local, municipal, and foreign taxes, levies, deficiencies and other assessments and charges of whatever nature imposed by any taxing authority, whether of the United States, Switzerland or elsewhere, including any interest, penalty (civil or criminal) or addition thereto, whether disputed or not, as well as any expenses incurred in connection with the determination, settlement or litigation of any such tax liability. “Tax Return” means any returns, reports or similar statements (including any schedule, exhibit, attachment or amendment thereto) required to be filed with respect to any Tax including, without limitation, any information returns, claims for refund, amended returns and declarations of estimated Tax.

2.11          Intellectual Property Rights.

(a)                Schedule 2.11 of the Disclosure Schedule sets forth a complete and accurate list of all of the Intellectual Property owned, licensed or used by Clairnet (the “Clairnet IP”), and whether Clairnet owns or licensees such Clairnet IP (and if licensed, the name of the licensor and a description of the license), and such list represents all of the Clairnet IP used by Clairnet in the conduct of its business, as now being conducted or intended to be conducted after the Closing. Clairnet owns or possesses, or owns or possesses licenses or other valid rights to use, all of the Clairnet IP and the operation of Clairnet’s business, as now being conducted or intended to be conducted after the Closing, does not infringe or conflict with, nor has it been alleged to infringe or conflict with, any patents, trademarks, trade names or copyrights or other Intellectual Property rights of others. To the knowledge of Clairnet and the Clairnet Security Holders, the rights of Clairnet with respect to the Clairnet IP has not been infringed upon. Clairnet has not granted any licenses or other rights to third parties to use any of the Clairnet IP.

(b)               There are no pending re-examination, opposition, interference, cancellation or other proceedings with respect to any of the Clairnet IP, no order has been rendered by any court of law or authority, and no proceeding or pending litigation in a court of law exists to which Clairnet or any of the Clairnet Security Holders is a party, which would prevent Clairnet or WFAM from using or enjoying any of the Clairnet IP.

(c)                Clairnet has taken all commercially reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used or held by Clairnet, and to Clairnet’s knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

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(d)               “Intellectual Property” shall mean each of the following: (i) patents, patent applications, patent disclosures, know-how and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, revision, extension or reexamination thereof (collectively, “Patents”); (ii) trademarks, service marks, trade dress, logos, trade names, and Internet domain names together with all goodwill associated therewith, and the use of all translations, adaptations, derivations and combinations of any and all the foregoing (collectively, “Marks”); (iii) copyrights and copyrightable works (including, without limitation, web sites) and all registrations, applications and renewals for any of the foregoing (collectively, “Copyrights”); (iv) information not generally known to the public or that would constitute a trade secret under the Uniform Trade Secrets Act, and confidential information (including, without limitation, know-how, research and development information, designs, plans, proposals, technical data, financial, business and marketing plans, sales and promotional literature, and customer and supplier lists and related information) (collectively, “Trade Secrets”); (v) other intellectual property rights; (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium), along with all income, royalties, damages and payments due or payable after the Closing including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (vii) the right to sue and recover for past infringements or misappropriations thereof; (viii) any defenses related to any of the above; and (ix) any and all corresponding rights that, now or hereafter, may be secured throughout the world.

2.12          Compliance with Laws. Clairnet has complied with, and is not in violation of, applicable Laws, including securities, tax, employment and environmental Laws, except where such non-compliance would not have a material adverse impact upon its business or properties. “Laws” shall include any federal, national, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, directive, code, policy, statute or treaty, whether of the United States, Switzerland or elsewhere, in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Entity or otherwise, including any judicial or administrative order, consent, decree or judgment.

2.13          Litigation. Clairnet is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Clairnet, threatened against or affecting Clairnet or its business, assets or financial condition. Clairnet is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Clairnet is not engaged in any material litigation to recover monies due to it.

2.14          Full Disclosure. None of the representations and warranties made by Clairnet herein or in any exhibit, certificate or memorandum furnished or to be furnished by Clairnet, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.15          Assets. Clairnet’s assets are fully included in the Seller Financial Statements and are not subject to any claims or encumbrances except as indicated in Seller Financial Statements. Clairnet does not own any real property. A complete and accurate summary of the Clairnet’s leases for its buildings and fixtures is included as Schedule 2.15 of the Disclosure Schedule to the Clairnet Disclosure Schedule.

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2.16          Material Contracts. Schedule 2.16 of the Disclosure Schedule sets forth (each a “Material Contract”):

(a)                Each agreement for the lease of real property and each agreement for the lease of personal property that provides for annual rental payments by Clairnet of $5,000 or more;

(b)               Each agreement pursuant to which Clairnet has borrowed or is committed or entitled to borrow money; has lent or committed to lend money; and has given or is committed to give a guarantee of, or otherwise to incur primary or secondary liability for (including any letter of credit), any obligation of any other party in any amount;

(c)                Each agreement that contains a covenant not to compete or other similar material restriction on Clairnet or any Clairnet Security Holder (excluding ordinary course confidentiality provisions);

(d)               Each (i) agreement between Clairnet and any Clairnet Security Holder or director or officer of Clairnet; (ii) agreement between Clairnet and any former director, officer or equity holder of Clairnet that contains provisions that are in effect on the date of this Agreement; (iii) employment agreement between Clairnet and any employee that precludes Clairnet from terminating such employee’s employment “at will” or requires the payment of any severance compensation upon termination of employment; and (iv) agreement between an employee of Clairnet and any other person that restricts the right of such employee to compete with such person, to solicit for hire or hire an employee or former employee of such person, or solicit a customer or supplier of such person;

(e)                Each agreement that provides to any person any preferential right to purchase any of the assets, properties or rights of Clairnet, or which requires the consent of any third party to the transfer of any assets, properties or rights of Clairnet;

(f)                Each agreement pursuant to which Clairnet has purchased or licensed from any person or licensed to any person, any of the Intellectual Property material to the business of Clairnet; and

(g)               Each agreement (or group of related agreements) not identified pursuant to any of the foregoing subsections that is to be performed in whole or in part at or after the date of this Agreement and which (i) cannot be canceled upon 60 days’ notice without payment or penalty of more than $10,000; (ii) involves aggregate future payments by or to Clairnet of more than $10,000 other than for the sale of goods or services in the ordinary course of business; or (iii) involves material nonmonetary obligations to be performed later than one year from the date hereof.

2.17          Continuation of Material Contracts. Each Material Contract is a legal, valid and binding agreement, and is in full force and effect.  Clairnet is not in breach or default of any Material Contract in any material respect and no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (i) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract or (ii) permit Clairnet or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract.  Clairnet has not received any notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party.

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2.18          Related Party Transactions. No Clairnet Security Holder or any of his Affiliates (i) is a party to any transaction with Clairnet, (ii) has any direct or indirect ownership interest in any supplier, customer, lessor, sublessor, or other person that does business with Clairnet or (iii) has any direct or indirect ownership interest in the assets of Clairnet (including any Clairnet IP), other than solely by reason of such person’s ownership of equity interests of Clairnet.

2.19          Employee Matters. Schedule 2.19 of the Disclosure Schedule sets forth all of the employees of Clairnet, their positions and their compensation, including annual salary, bonuses and all other compensation. Clairnet does not have or maintain, and has not in the past had or maintained, any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Clairnet. As of the date of this Agreement there are not any severance or termination agreements or arrangements between Clairnet and any current or former employee, officer or director of Clairnet, nor does Clairnet have any general severance plan or policy.

2.20          Internal Accounting Controls. Clairnet makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect Clairnet’s transactions and dispositions of assets. The present system of internal accounting controls of Clairnet, which will be maintained pending the Closing Date, reasonably assures that transactions are recorded as necessary (a) to permit the preparation of financial statements on a basis consistent with past practices, (b) to fairly present the financial condition and results of operations of Clairnet, and (c) to maintain accountability for assets. Clairnet has not used any improper accounting practices to incorrectly reflect or not reflect any of its assets, liabilities, revenues or expenses.

2.21          Foreign Corrupt Practices. Neither the Clairnet, nor the Clairnet Security Holders, nor any of their respective representatives, has, in the course of its actions for, or on behalf of, Clairnet, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Entity or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of Clairnet to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Clairnet. “Governmental Entity” shall mean any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

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2.22          Money Laundering Laws. Clairnet has not violated any money laundering statute or any rules and regulations relating to money laundering statutes (collectively, the “Money Laundering Laws”) and no proceeding involving Clairnet with respect to the Money Laundering Laws is pending or, to the knowledge of Clairnet, is threatened.

2.23          Criminal or Civil Acts. No affirmative responses or disclosures are required in response to the questions set forth in Exhibit 2.23 from any person to be named a director or officer pursuant to this Agreement.

2.24          Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Clairnet and the Clairnet Security Holders, or its or their agents, in connection with the transactions contemplated by this Agreement, and neither the Clairnet, the Clairnet Security Holders nor any of its or their agents have incurred any obligation (on behalf of any of the Clairnet Security Holders or Clairnet) to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE III

Representations and Warranties of Clairnet Security Holders

Each Clairnet Security Holder hereby represents, warrants, covenants and acknowledges that:

3.1              Organization. With respect to each Clairnet Security Holder that is not a natural person, such Clairnet Security Holder is a corporation duly organized, validly existing and in good standing under the laws of the USA or other jurisdiction and has all necessary corporate powers to carry on its business.

3.2              Authority. The Clairnet Security Holder is the registered and sole beneficial owner of the Clairnet Shares set forth opposite his name on Schedule A (with respect to each Clairnet Security Holder, the “Owned Shares”). Other than the Owned Shares, the Clairnet Security Holder does not beneficially own any common stock, Stock Equivalents, or other securities of Clairnet. The Clairnet Security Holder has the right and authority to sell and deliver the Owned Shares and the Owned Shares are free and clear of any and all mortgages, pledges, claims, liens and other rights and encumbrances. The Clairnet Security Holder has not agreed to transfer the Owned Shares to any other person. The Clairnet Security Holder has the authority to enter into this Agreement and contemplated the transactions consummated hereby and when this Agreement is executed and delivered by the Clairnet Security Holder, it shall constitute a legal, valid and binding obligation, enforceable against him or it in accordance with its terms.

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3.3              Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Clairnet Security Holder and the performance by Clairnet Security Holder of his or its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, or other agreement or instrument to which the Clairnet Security Holder is a party, or by which he or it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Clairnet Security Holder, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of the Clairnet Security Holder. Accredited Investor. The Clairnet Security Holder understands and acknowledges that (i) the WFAM Shares being offered and sold to him or it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and Regulation D; (ii) he or it is an “accredited investor” within the meaning of Regulation D under the Securities Act; and (iii) the availability of such exemption depends in part on, and that WFAM will rely upon, the accuracy and truthfulness of, the foregoing representations and the Clairnet Security Holder hereby consents to such reliance.

3.4              Investment Intent. The Clairnet Security Holder is acquiring the WFAM Shares for his or its own account for investment purposes only and not with a view to or for distributing or reselling such WFAM Shares, or any part thereof or interest therein, without prejudice, however, to his or its right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such WFAM Shares in compliance with applicable securities Laws.

3.5              Experience. The Clairnet Security Holder, either alone or together with his or its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the WFAM Shares, and has so evaluated the merits and risks of such investment; the Clairnet Security Holder understands that an investment in the WFAM Shares involves a “high degree” of risk. The Clairnet Security Holder is able to bear the economic risk of an investment in the WFAM Shares and, at the present time, is able to afford a complete loss of such investment.

3.6              Information. The Clairnet Security Holder acknowledges that he or it has been afforded (i) the opportunity to ask such questions as he or it has deemed necessary of, and to receive answers from, representatives of WFAM concerning the terms and conditions of the WFAM Shares and the merits and risks of investing in the WFAM Shares; (ii) access to information about WFAM and WFAM’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate his investment in the WFAM Shares; and (iii) the opportunity to obtain such additional information which WFAM possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that he has received about WFAM.

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3.7              Legend. The Clairnet Security Holder acknowledges that all of the certificates for the WFAM Shares will bear legends restricting their transfer, sale, conveyance or hypothecation, unless such WFAM Shares are either registered under the provisions of the Securities Act and under applicable state securities laws or such registration is not required as a result of applicable exemptions therefrom. The Clairnet Security Holder agrees that, for the purpose of ensuring compliance with and to enforce the foregoing restrictions, WFAM may issue appropriate “stop transfer” instructions to its transfer agent, if any.

ARTICLE IV

Representations and Warranties of WFAM

WFAM represents and warrants to Clairnet that:

4.1              Organization. WFAM is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate powers to carry on its business.

4.2              Authority. The Board of Directors of WFAM has authorized the execution of this Agreement and the transactions contemplated herein, and WFAM has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of WFAM, and is enforceable in accordance with its terms and conditions.

4.3              Ability to Carry Out Obligations. Except for filings under applicable securities laws, as may be required in connection with this Agreement and the transactions contemplated hereby, the execution and delivery of this Agreement by WFAM and the performance by WFAM of its obligations hereunder will not cause, constitute or conflict with or result in (i) any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, other agreement or instrument to which WFAM is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of WFAM, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of WFAM.

4.4              Subsidiaries. At the date of this agreement, WFAM does not have any subsidiaries, having sold its only subsidiary, Wikifamilies SA to the founders of that company.

4.5              Directors and Officers. The names and titles of the directors and executive officers of WFAM as of the date of this Agreement are as follows:

Malcolm Hutchinson,

Robert Coleridge,

Chris Dengler,

Thomas Hudson,

William Hogan,

Steve Brown,

Patricia Malone,

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4.6              Validity of Securities. The WFAM Shares have been duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, and free of any liens or encumbrances, other than any liens or encumbrances created by the holders; provided, however, that the WFAM Shares will be subject to restrictions on transfer under state or federal securities laws.

4.7              SEC Reports; Financial Statements. WFAM has filed all reports, forms or other information required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of WFAM included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of WFAM and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8              Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of WFAM or any of its subsidiaries (“Material Adverse Effect”), and (ii) WFAM has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in WFAM's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.

ARTICLE V

Covenants Prior to the Closing Date

5.1              Investigative Rights. Prior to the Closing Date, each Party shall provide to the other Party, and such other Party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each Party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each Party shall furnish the other Party with all information concerning each Party’s affairs as the other Party may reasonably request. If during the investigative period one Party learns that a representation of the other Party was not accurate, no claim may be asserted after the Closing by the Party so learning that a representation of the other Party was not accurate.

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5.2              Conduct of Business. Prior to the Closing, except as contemplated by this Agreement, unless WFAM has consented in writing thereto, Clairnet agrees to:

(a)                conduct its operations according to its ordinary and usual course of business;

(b)               use its best efforts to preserve intact its business organizations and goodwill, keep available the services of its officers, directors and employees and maintain satisfactory relationships with those persons having business relationships with it;

(c)                confer on a regular basis with one or more representatives of WFAM to report operational matters of materiality and any proposals to engage in any material transactions;

(d)               not propose, adopt, or authorize any amendment to any of its organizational documents;

(e)                not authorize, issue, grant, award, transfer, purchase, retire or redeem any capital stock or Stock Equivalents, or effect any stock split, combination, recapitalization or otherwise change its capitalization as it existed on the date of this Agreement;

(f)                to pay debts and taxes when due (subject to good faith disputes over such debts or taxes) and to pay or perform other obligations when due;

(g)               not declare, set aside or pay any dividend or distribution payable in cash, stock or property with respect to shares of its capital stock;

(h)               not authorize, recommend or propose, or announce an intention to propose, any transaction, or enter into any agreement or arrangement with any other party, that could have a Material Adverse Effect on its business condition;

(i)                 except in the ordinary course of business consistent with past practice, not (A) acquire or transfer any assets, (B) create or permit to exist any lien on any assets, (C) relinquish, forfeit or waive any right under any Material Contract, or (D) enter into any other material transaction;

(j)                 not incur any indebtedness;

(k)               not enter into, amend or terminate any agreement that is or would be a Material Contract with any Affiliate of Clairnet or waive any rights under any such Material Contract;

(l)                 not adopt or amend any plan, arrangement, agreement or contract providing compensation or benefits to, for or on behalf of employees, officers and/or directors of Clairnet, increase compensation or benefits payable to employees under any plan, arrangement, agreement or contract or otherwise, or pay any bonuses to any employees;

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(m)             not enter into any transaction involving an obligation in excess of $10,000, except for obligations in connection with this Agreement or payment of fees in the normal course of business;

(n)               not take any action which would result in any of the representations and warranties of Clairnet not to be true as of the Closing as if made at such time; and

(o)               not enter into any contract, agreement or arrangement which would constitute a Material Contract hereunder.

5.3              Confidential Information.

WFAM, Clairnet and the Clairnet Security Holders agree that:

(a)                All of the Confidential Information to which each Party and/or their respective representatives are given access in connection with this Agreement (other than Confidential Information of the recipient Party) will be used by such Party solely for the purpose of analyzing the other Party hereto and will be treated on a confidential basis. Notwithstanding the foregoing, Clairnet and the Clairnet Security Holders agree and acknowledge that WFAM is subject to the disclosure requirements of state and federal securities laws and regulations and that, as such, WFAM may disclose this Agreement and any agreements related to this Agreement, and the terms hereof and thereof to the extent it deems it necessary or advisable in order to comply with such laws and regulations.

(b)               Each Party hereto possesses valuable proprietary information, including but not limited to, written or computer-generated processes, trade secrets, know-how, ideas, concepts, technical experience and data, marketing methods and plans, operating, performance and cost reformation and data, computer programming techniques, software, software applications, drawings, designs, processes, schedules, documentation, specifications, construction plans, supplier lists, customer lists, contact lists, business plans, potential products and applications, working models, prototype, and other general information relating to such Parties, its affiliates, and related parties and the business, finances, products, technology, services related to such Parties, its affiliates and related parties. All such confidential or proprietary information and all other record bearing media (including, without limitation, any other written reports, computer diskettes and other software) containing or disclosing such information and techniques and any documents, analyses, compilations, forecasts or studies prepared on the basis of such confidential information, including notes taken from verbal information exchanges, which are directly or indirectly disclosed pursuant to this Agreement are hereinafter referred to as the “Confidential Information.” Notwithstanding the foregoing, Confidential Information does not include: information that becomes publicly known (other than by a Party’s unauthorized disclosure), or information disclosed to a Party by a third party who, to the knowledge of the Party, is legally entitled to disclose it.

(c)                Each of WFAM, Clairnet and the Clairnet Security Holders shall keep confidential and not publish, disseminate, distribute, disclose, sell, assign, copy, commercially exploit, or otherwise make use of any Confidential Information of any other Party (whether obtained through meetings, discussions or any other exchange of information between the Parties) to or for the use or benefit of themselves or any other person, firm, corporation or entity, except as specifically approved in writing by the disclosing Party or as required for evaluation of the business of the disclosing Party.

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(d)               Notwithstanding the foregoing, any Party hereto shall be entitled to disclose the information disclosed to it pursuant to this Agreement to the extent that such Party becomes compelled to disclose (i) such information, (ii) that such information has been made available, (iii) that discussions between the Parties are taking or have taken place, or (iv) any term, condition or other fact relating to the transactions contemplated by this Agreement pursuant to court or administrative order, legal process, law, regulation, or similar process, including without limitation, the requirements of any securities commissions or stock exchanges.

5.4              Notice of Non-Compliance. Each Party shall give prompt notice to the other Parties hereto of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

5.5              Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing. Each Clairnet Security Holder shall take all such actions necessary to cause Clairnet to comply with the covenants set forth in this Article V.

5.6              Agreement to Terminate. Each Clairnet Security Holder agrees to the termination by Clairnet of any agreement that WFAM requests be terminated prior to the Closing pursuant to Section 6.6, without any liability or obligation on the part of Clairnet or WFAM.

ARTICLE VI

Conditions Precedent to WFAM’s Performance

6.1              Conditions. WFAM’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. WFAM may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by WFAM of any other condition of or any of WFAM’s other rights or remedies, at law or in equity, if Clairnet or Clairnet Security Holder shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2              Board of Directors. On the Closing Date, the board of directors of WFAM shall resign and be replaced in full by the board of directors of Clairnet comprised of John Karlsson, Chairman and CEO, Dan Clayton, CTO and Director and Vincent Qi, Director.

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6.3              Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Clairnet and the Clairnet Security Holders in this Agreement or in any written statement that shall be delivered to WFAM by Clairnet or the Clairnet Security Holders under this Agreement shall be true and accurate in all material respects on and as of the Closing Date as though made at that time (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date).

6.4              Performance. Clairnet and the Clairnet Security Holders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.5              Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Clairnet or any of the Clairnet Security Holders on or before the Closing Date.

6.6              Approval by Clairnet Security Holders. The shareholders of Clairnet shall have approved the transaction set forth in this Agreement at an Extraordinary Meeting of Shareholders (the “Clairnet Approval”).

6.7              Termination of Outstanding Agreements. At WFAM’s request, any agreements set forth on Schedule 2.16 shall be terminated effective as of or prior to the Closing Date.

6.8              Clairnet Secretary’s Certificate. Clairnet shall have delivered to WFAM a certificate, signed by its Secretary certifying that the attached copies of the organizational documents of Clairnet and resolutions of Board of Directors of Clairnet approving this Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

6.9              Security Holder’s Certificate. Each of the Clairnet Security Holders shall have delivered to WFAM a certificate dated the Closing Date certifying that each of the conditions specified in this Article VI have been fulfilled.

6.10          Requisite Consents. All consents, notices or permits listed on Schedule 6.9 shall have been obtained and all waiting periods specified by law or contract with respect thereto shall have expired or been waived or terminated.

6.11          Share Certificates. The Clairnet Security Holders shall have tendered to WFAM certificates representing all of the Clairnet Shares and such other items as shall be required to convey such stock to WFAM in compliance with all applicable laws.

6.12          Required Audits. The Auditor shall have issued its opinion without qualification, and such Audit shall indicate that Clairnet is solvent and that the representations regarding internal accounting controls set forth in Section 2.20 are true and correct. The financial statements of Clairnet, as audited, shall be in all material respects consistent with the Seller Financial Statements, to the satisfaction of WFAM in its sole discretion.

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6.13          Material Adverse Events. Since the date of this Agreement, there shall have been no material adverse change in Clairnet assets or the financial condition, operations or prospects of Clairnet.

6.14          Preparation of Current Report. WFAM shall have prepared for filing, to its reasonable satisfaction, a current report on Form 8-K to announce the Closing, and shall have verified to its reasonable satisfaction, the information about Clairnet contained in such current report on Form 8-K. In connection with the foregoing, Clairnet and the Clairnet Security Holders shall assist and cooperate with WFAM in the preparation of the foregoing current report on Form 8-K.

6.15          Expiration of 14f-1 Wait Period. WFAM shall have complied with the provisions of Rule 14f-1 of the Exchange Act as required in connection with the appointment of directors pursuant to Section 7.8 below, including the filing of a Schedule 14f-1 (the “14f-1 Filing”), and any waiting periods required pursuant to Rule 14f-1 of the Exchange Act shall have expired.

6.16          Absence of Foreign Restrictions. WFAM shall have in good faith determined that there are no restrictions imposed by, and no approval, consent, ratification, waiver, license, permit, or other authorization necessary or required from, any Governmental Entity in the United States or Switzerland that presents a substantial risk of the restraint or rescission of the transactions contemplated by this Agreement, that imposes a substantial risk to WFAM’s ability to obtain title to and possession of the Clairnet Shares on the terms and conditions contemplated by this Agreement, that substantially interferes with WFAM’s operation of Clairnet, that prevents WFAM from distributing funds to Clairnet, Clairnet from distributing funds to WFAM, or WFAM from distributing funds to its shareholders, or that otherwise substantially interferes with WFAM’s intentions with respect to Clairnet.

6.17          Due Diligence Satisfaction. The results of any investigation conducted by WFAM pursuant to Section 5.1 shall be satisfactory to WFAM in its sole discretion.

ARTICLE VII

Conditions Precedent to Clairnet’s Performance

7.1              Conditions. The obligations of Clairnet and the Clairnet Security Holders hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VII. Clairnet and the Clairnet Security Holder Representative may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Clairnet or Clairnet Security Holder of any other condition of or any of rights or remedies, at law or in equity, hereunder if WFAM shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2              Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by WFAM in this Agreement or in any written statement that shall be delivered to Clairnet or the Clairnet Security Holders by WFAM under this Agreement shall be true and accurate in all material respects on and as of the Closing Date as though made at that time (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date).

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7.3              Performance. WFAM shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

7.4              WFAM Secretary’s Certificate. WFAM shall have delivered to Clairnet a certificate, signed by its Secretary certifying that the attached copies of the organizational documents of WFAM and resolutions of Board of Directors of WFAM approving this Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

7.5              Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against WFAM on or before the Closing Date.

7.6              Officer’s Certificate. WFAM shall have delivered to Clairnet a certificate dated the Closing Date signed by the Chief Executive Officer of WFAM certifying that each of the conditions specified in this Article VII have been fulfilled.

7.7              Share Certificates. WFAM shall have tendered to the Clairnet Security Holders certificates representing the WFAM Shares, allocated to the Clairnet Security Holders as set forth in Exhibit A, and such other items as shall be required to convey such stock to the Clairnet Security Holders in compliance with all applicable laws.

7.8              Directors of WFAM. Subject to WFAM’s compliance with Rule 14f-1 of the Exchange Act, effective as of the Closing Date, the Board of Directors of WFAM shall have appointed John Karlson, and Dan Clayton as directors of the Board of Directors of WFAM, and all Directors shall have resigned as members of the Board of Directors of WFAM.

7.9              Officers of WFAM. Effective as of the Closing Date, John Karlsson shall be appointed as President and Chief Executive Officer, Dan Clayton shall be appointed as Chief Software Officer and Chief Technology Officer.

7.10          Due Diligence Satisfaction. The results of any investigation conducted by Clairnet and the Clairnet Security Holders pursuant to Section 5.1 shall be satisfactory to them in their sole discretion.

ARTICLE VIII

Closing

8.1              Closing. The closing of this Agreement (the “Closing”) shall be held such other place mutually agreed upon by the Parties, at any mutually agreeable time and date after the completion of the Audit, the 14f-1 Filing and the Clairnet Approval, unless extended by mutual agreement (the “Closing Date”).

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ARTICLE IX

Covenants Subsequent to the Closing Date

9.1              Clairnet Employees’ Engagement Agreements. After the Closing, subject to applicable law, the Board of Directors of WFAM will consider, and if appropriate require, each current and future employee of, or contractor to Clairnet to enter into an Engagement Agreement with Clairnet that specifies the following:

(a)                Conditions of engagement including remuneration, tenure and benefits, provided however that any Engagement Agreement that is not “at-will” or otherwise provides for any payment of severance compensation upon termination of employment shall require the unanimous consent of the Board of Directors of WFAM;

(b)               The transfer of ownership of intellectual capital/property rights throughout the world in patentable and non-patentable inventions, discoveries, improvements, processes and know-how, copyright works and similar intellectual capital/property discovered or created by the employee or contractor to Clairnet or WFAM, and specifying that such intellectual capital/property shall be the absolute property of Clairnet. The employee or contractor shall be required upon the request of Clairnet or WFAM and at the expense of Clairnet to execute all documents to perform those acts required to vest or perfect the vesting of such property rights legally and exclusively in Clairnet or WFAM.

9.2              Stock Option Plan. The Board of Directors of AADG shall implement within six months of the closing, a stock option plan for Directors, officers and staff that is equal to industry standard for like businesses.

9.3              Confidentiality. With respect to the Clairnet Security Holders, the covenants related to confidentiality as set forth in Section 5.4 shall survive the Closing. For the avoidance of any doubt, the covenants related to confidentiality as set forth in Section 5.4 shall cease to apply to WFAM after the Closing with respect to any Confidential Information of Clairnet, as Clairnet will be WFAM’s wholly owned subsidiary.

ARTICLE X

Indemnification

10.1          Survival. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months and shall thereafter be of no further force and effect; provided, however, that (a) the representations and warranties that are made fraudulently or contained in Sections 2.1 (Organization), 2.2 (Authority), 2.4 (Capitalization), 3.1 (Authority), 3.4 (Accredited Investor), 3.5 (Investment Intent), 3.6 (Experience), 3.7 (Information) 3.8 (Legend), 4.1 (Organization), and 4.2 (Authority) (the “Basic Representations”) shall survive forever, and (b) the representations and warranties that are contained in Sections 2.10 (Tax Returns), 2.12 (Compliance with Laws), 2.21 (Foreign Corrupt Practices), 2.22 (Money Laundering Laws), and 2.23 (Criminal or Civil Acts) shall survive the Closing for a period equal to any applicable statute of limitations. All of the covenants and obligations of the Parties contained in this Agreement, including those contained in Article IX, shall survive the Closing unless they expire sooner in accordance with their terms. The term during which any representation, warranty, or covenant survives hereunder is referred to as the “Survival Period.” Except as expressly provided in this paragraph, no claim for indemnification hereunder may be made after the expiration of the Survival Period.

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ARTICLE XI

Release and Quitclaim by Clairnet Security Holders

11.1          Effective at Closing, each Clairnet Security Holder assigns to Clairnet, without additional compensation, all right, title and interest in all creations, including without limitation all ideas, processes, inventions, technology, writings, software programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or any claims or rights, (and any related improvements or modifications to the foregoing), whether or not subject to patent or copyright protection (collectively, "Creations"), relating to any activities of Clairnet that have been or will be conceived or developed by Clairnet Security Holder alone or with others during the term of his or its employment or engagement, whether or not conceived or developed during regular business hours, and whether or not conceived before, on or after the date hereof. Such Creations shall be the sole property of Clairnet and, to the maximum extent permitted by applicable law, shall be deemed works made for hire. To the extent that any such work is deemed not to be a “work made for hire” or that other Intellectual Property rights are embodied therein, the Clairnet Security Holder hereby assigns, and agrees to assign, to Clairnet all right, title and interest in and to any such work and all related Intellectual Property rights, as well as to all other Intellectual Property contributed to or conceived or made by such Clairnet Security Holder at any time during his or its employment or engagement with the Clairnet (in each case, whether alone or jointly with others). CLAIRNET SECURITY HOLDER HEREBY REPRESENTS AND WARRANTS THAT HE OR IT DOES NOT HAVE ANY RIGHT, TITLE OR INTEREST IN ANY INTELLECTUAL PROPERTY USED IN THE BUSINESS OF CLAIRNET, IN EACH CASE AS CURRENTLY CONDUCTED OR AS CURRENTLY PROPOSED TO BE CONDUCTED. Clairnet Security Holder shall execute such written instruments and do other such acts as may be necessary in the opinion of Clairnet to obtain a patent, register a copyright, or otherwise enforce Clairnet's rights in such Creations (and such Clairnet Security Holder hereby irrevocably appoints Clairnet and any of its officers as his or its attorney in fact to undertake such acts in his or its name).

ARTICLE XII

Miscellaneous

12.1          Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

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12.2          No Oral Change. No provision of this Agreement may be waived or amended except in a written instrument signed by WFAM, Clairnet and the Clairnet Security Holder Representative.

12.3          Non-Waiver. At any time prior to the Closing Date, the Parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligation of the other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other subsequent breach.

12.4          Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

12.5          Entire Agreement. This Agreement contains the entire Agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings. The Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement and this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein.

12.6          Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA, without regard to conflicts of laws of principles, and each Party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in California or the Canton of Vaud Switzerland, and the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the state or federal courts located in Orange County, State of California, USA.

12.7          Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

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12.8          Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when sent if sent by fax or e-mail, or the date received if sent by overnight courier, and if mailed shall be deemed to have been given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

WFAM:	WikiFamilies Inc. David Price Legal Counsel Wikifamilies Inc 13520 Oriental St. Rockville, MD 20853, USA
Clairnet:	Clairnet, Ltd Attn: Chief Executive Officer ClairNET Co., Ltd. Gem Tech Center, Suite B1103 No. 9 The Third Street of Shangdi, Beijing, China 100085
Clairnet Security Holders:	Attn: Clairnet Security Holder Representative

12.9          Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties, and any attempts to do so without the consent of the other Parties shall be void and of no effect.

12.10      Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.11      Mutual Cooperation. The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

12.12      Announcements. After the Closing, WFAM shall have sole discretion as to the timing and content of any public announcements regarding this Agreement. Prior to the Closing, no public announcements shall be made unless mutually agreed between WFAM and Clairnet, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service. Clairnet and the Clairnet Security Holders agree and acknowledge that WFAM is subject to the disclosure requirements of state and federal securities laws and regulations and that, as such, WFAM may disclose this Agreement and any agreements related to this Agreement, and the terms hereof and thereof to the extent it deems it necessary or advisable in order to comply with such laws and regulations.

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12.13      Expenses. WFAM shall be responsible for (a) all of the expenses of itself in connection with pursuing and consummating the transactions contemplated by this Agreement, and (b) unless this Agreement is terminated pursuant to Section 12.14, all of the expenses of Clairnet in connection with pursuing and consummating the transactions contemplated by this Agreement, except such expenses that are the responsibility of the Clairnet Security Holders. The Clairnet Security Holders shall be responsible for (a) all of the expenses of Clairnet with respect to any legal fees incurred by it at any time in connection with pursuing and consummating the transactions contemplated by this Agreement, (b) any accounting fees in excess of $10,000 incurred by Clairnet at any time in connection with the Audit, (c) any expenses incurred by the Clairnet Security Holders in connection with pursuing and consummating the transactions contemplated by this Agreement, and (d) in the event of the termination of this Agreement pursuant to Section 12.14, any expenses of Clairnet paid by WFAM.

12.14      Termination, Amendment and Waiver.

(a)            Termination. This Agreement may be terminated at any time prior to the Closing Date:

(i)            By mutual written consent of Clairnet, the Clairnet Security Holder Representative and WFAM;

(ii)           By either Clairnet, the Clairnet Security Holder Representative or WFAM:

(1)	If any court of competent jurisdiction or any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or
(2)	If the Transaction shall not have been consummated on or before September 10th, 2012, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the Party seeking to terminate this Agreement and provided further that neither Clairnet nor the Clairnet Security Holder Representative may terminate if the failure to consummate the transaction is the result of a delay in the Audit.

(iii)          By Clairnet or the Clairnet Security Holder Representative, if WFAM breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(iv)          By WFAM, if Clairnet or any Clairnet Security Holder breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

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(b)           Effect of Termination. In the event of termination of this Agreement by either WFAM, Clairnet or the Clairnet Security Holder Representative, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of WFAM, Clairnet or any of the Clairnet Security Holders; provided that such termination shall not (i) effect the obligations of Clairnet with respect to the Convertible Loan as set forth in Section 5.6, (ii) relieve any Party hereto for any intentional breach prior to such termination by a Party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement, (iii) effect the obligations of the Parties with respect to confidentiality as described in Section 5.4 of this Agreement, or (iv) effect the Clairnet Security Holders’ obligations as set forth in Section 12.13.

12.15      Attorneys Fees and Costs. In the event any Party breaches the terms of this Agreement, the non-breaching Parties shall be entitled to the recovery of their reasonable attorney’s fees and other professional costs and fees incurred in enforcing their rights hereunder.

12.16      Action by Clairnet Shareholder Representative. By virtue of the execution of this Agreement by the Clairnet Security Holders, each of the Clairnet Security Holders shall be deemed to have agreed to appoint John Karlsson as his agent and attorney-in-fact, as the “Clairnet Shareholder Representative” for and on behalf of the Clairnet Security Holders to give and receive notices and communications, to act on all matters contemplated in Article X, Sections 12.2, 12.8, 12.13 and 12.14 above, and to take all other actions that are either (i) necessary or appropriate in the sole judgment of the Clairnet Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Each Clairnet Security Holder hereby acknowledges such agency and the arrangements contemplated in this Section 12.16. Such agency may be changed by the Clairnet Security Holders from time to time upon not less than 30 days prior written notice to WFAM; provided, however, that the Clairnet Shareholder Representative may not be removed unless the Clairnet Security Holders holding two-thirds of the voting securities of Clairnet prior to the Closing agree to such removal and to the identity of the substituted agent. Notwithstanding the foregoing, a vacancy in the position of Clairnet Shareholder Representative may be filled by the Clairnet Security Holders holding a majority of the voting securities of Clairnet prior to Closing. No bond shall be required of the Clairnet Shareholder Representative, and the Clairnet Shareholder Representative shall not receive any compensation for his services.

12.17      Interpretation; Construction. (a)  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Any reference to a “person” shall be deemed to include any corporation, partnership, limited liability company or other entity. “Affiliate” shall mean any one or more persons controlling, controlled by or under common control with any other person or their affiliate.

(b)               The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(c)                This Agreement shall be governed and interpreted in accordance with the English language.

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In witness whereof, the Parties have executed this Agreement on the date indicated above.

WikiFamilies Inc. By: /s/ Malcolm Hutchinson Malcolm Hutchinson President & Chief Executive Officer

CLAIRNET Ltd. By: /s/ John Karlsson John Karlsson Title: Chief Executive Officer By: /s/ Dan Clayton Dan Clayton Title: Chief Software Officer

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